EXHIBIT 16

                 MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND


                                 TOTAL RETURN

                                                    From        Annual
                                                  Inception      Total
                                     1 Year        11/6/86      Return*
                                     ------        -------      -------

Initial Investment                  $1,000.00     $1,000.00    $1,000.00
Divided by Maximum Offering Price        9.57         10.00
                                    ---------     ---------
Divided by Net Asset Value             104.49        100.00         9.57
                                                               ---------
Equals Shares Purchased                                           104.49
Plus Shares Acquired through
     Dividend Reinvestment               9.16         17.27         9.16
                                    ---------     ---------    ---------
Equals Shares Held at 10/31/88         113.65        117.27       113.65
Multiplied by Net Asset Value
     at 10/31/88                         9.44          9.44         9.44
                                    ---------     ---------    ---------
Equals Ending Redeemable Value
     at $1,000 Investment (ERV)
     at 10/31/88                    $1,072.90     $1,107.00    $1,072.90
Divided by $1,000 (P)                  1.0729        1.1070       1.0729
Subtract 1                             0.0729        0.1070       0.0729
Expressed as a percentage equals
     the Aggregate Total Return
     for the Period (T)                  7.29%        10.70%
                                    =========     =========
Expressed as a percentage equals
     the Aggregate Total Return
     for the Period                                                 7.29%
                                                               =========
ERV divided by P                       1.0729        1.1070
Raise to the power of                       1        1/1.98
Equals                                 1.0729        1.0525
Subtract 1                             0.0729        0.0525
Expressed as a percentage equals
     the Average Annualized
     Total Return                        7.29%         5.25%
                                    =========     =========

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* Does not include sales charge for the period.